Exhibit 10.123

PROMISSORY NOTE

$700,000.00

February 10, 2009

1.                                      MAKER’S PROMISE TO PAY

FOR VALUE RECEIVED, MEADE INSTRUMENTS CORP., a Delaware corporation (“Maker”), promises to pay to the order of THE IRVINE COMPANY LLC, a Delaware limited liability company (“Payee”), at the address set forth in Section 3 hereof, the principal sum of Seven Hundred Thousand Dollars ($700,000.00), together with accrued interest on the unpaid principal balance at the applicable rate as set forth in Section 2 hereof.  Maker acknowledges and agrees that Payee may assign or otherwise transfer this Note at any time.  Payee or anyone who takes this Note by any such transfer and who is entitled to receive payments under this Note is sometimes hereinafter referred to as the “Note Holder.”

2.                                      INTEREST

No interest shall accrue on the principal balance of this Note. Notwithstanding the foregoing, upon the occurrence of an Event of Default as described in Section 6(a) below, and for so long as such default continues, the sum(s) of principal then due and payable hereunder, whether by acceleration or otherwise, shall bear interest at the per annum rate of ten percent (10%) (the “Default Rate”).

3.                                      PAYMENTS

NOTICE TO MAKER:  THE PAYMENT OF PRINCIPAL AND INTEREST AND ANY OTHER SUMS THEN DUE HEREUNDER IS A BALLOON PAYMENT.  MAKER HAS NO RIGHT WHATSOEVER TO EXTEND OR RENEW THIS NOTE WHEN THE BALLOON PAYMENT BECOMES DUE ON THE MATURITY DATE.  NOTE HOLDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME.

Maker shall make payments of principal under this Note in accordance with the following schedule:

(a)                                  Two Hundred Thousand Dollars ($200,000.00) on May 1, 2009;

(b)                                 Two Hundred Thousand Dollars ($200,000.00) on August 1, 2009; and

(c)                                  Three Hundred Thousand Dollars ($300,000.00) on November 1, 2009 (the “Maturity Date”).

On the Maturity Date, the entire unpaid principal balance hereof, together with accrued but unpaid interest thereon and any other sums then due hereunder, shall immediately become due and payable in full.

Any payments received by Note Holder pursuant to the terms hereof shall be applied first to the payment of any sums, other than principal and interest, due Note Holder pursuant to the terms hereof, next to the payment of all interest accrued to the date of such payment, and then to the payment of principal.  All payments hereunder are payable in lawful money of the United States of America and shall be wired to the following account of Note Holder, or shall be payable at such other place as the Note Holder hereof may designate from time to time:

Wells Fargo Bank
San Francisco, CA
Account No: 4944677699
Account Name: TIC - Tech Portfolio
Routing No: 121000248
[Amount of Wired Amount or ACH]
Mead Instruments Corp. - 663841-S29453

4.                                      MAKER’S RIGHT TO PREPAY

Maker shall have the right to prepay all or part of the unpaid principal balance hereof, together with accrued but unpaid interest thereon, at any time without penalty.

5.                                      INTEREST RATE LIMITATION

If it is determined that the transaction contemplated hereby is subject to the usury laws of the State of California, Note Holder and Maker stipulate and agree that none of the terms and provisions contained herein or in any document or instrument executed in connection herewith shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California.  If any Note Holder shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Note Holder, be credited to the payment of the sums due hereunder or returned to Maker.

6.                                      DEFAULT

The occurrence of any of the following shall be deemed to be an “Event of Default” under this Note:

(a)           the failure of Maker to pay principal, interest and any other sums when due pursuant to the terms hereof; or

(b)           the failure of Maker to fully comply with any other covenant or obligation under this Note.

7.                                      REMEDIES

Upon the occurrence of an Event of Default hereunder, Note Holder may, in its sole and absolute discretion and without demand or notice to Maker, (a) declare the entire unpaid balance hereof, together with accrued but unpaid interest thereon and any other sums then due hereunder, immediately due and payable, and (b) exercise any and all rights and powers and pursue any and all remedies now or hereafter available under applicable law.  No delay or omission on the part of Note Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy.

8.                                      LATE CHARGE

If any payment due hereunder is not received by the Note Holder within ten (10) calendar days after the date such payment is due, Maker shall pay to Note Holder, without demand, a late charge in an amount equal to four percent (4%) of the amount past due.  It would be impracticable or extremely difficult to fix the Note Holder’s actual damages if payment is not paid when due hereunder, and said late charge shall be deemed to be the Note Holder’s damage for any such late payment, but shall not limit the Note Holder’s right to compel prompt performance of any obligation or to exercise any other remedy under this Note.  No late charge assessed shall exceed the maximum permitted by law.

9.                                      NOTICES

Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and shall be deemed to have been duly given three (3) business days after deposit in the United States mail or, if personally delivered or sent by registered or certified mail, return receipt requested, when delivered, as follows:

If to Maker:                                  MEADE INSTRUMENTS CORP.
27 Hubble
Irvine, CA  92618
Attention:

If to Payee:                                    THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA  92660
Attn:  Vice President Operations, Irvine Office Properties - Technology Portfolio

The addressees and addresses for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.  However, unless and until such written notice of change is actually received, the last address and addresses as stated by written notice, or provided herein if no written notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

10.                               WAIVERS

Maker hereby waives diligence, presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Note Holder may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note.  Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other instrument now or hereafter securing this Note.  Maker hereby waives all rights of setoff and counterclaim with respect to this Note, including rights of setoff and counterclaim with respect to this Note which may arise from claims heretofore unknown to Maker.

11.                               ATTORNEYS’ FEES

If the Note Holder seeks legal advice following a default by Maker hereunder or refers this Note to collection or to reclaim, protect, preserve or enforce its interest in this Note or under any instrument securing this Note, then Maker shall pay all attorneys’ fees and expenses and other costs relating thereto.

12.                               THIS NOTE IS SECURED BY A LETTER OF CREDIT.  This Note is secured by a Letter of Credit in the amount of Seven Hundred Thousand Dollars ($700,000.00) issued by Bank of America (the “Letter of Credit”).

13.                               SEVERABILITY

Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

14.                               NUMBER AND GENDER

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

15.                               TIME IS OF THE ESSENCE

Time is strictly of the essence under this Note and any amendment, modification or revision hereof.

16.                               CHOICE OF LAW

This Note shall be governed by and construed in accordance with the laws of the State of California.

17.                               JOINT AND SEVERAL LIABILITY

If this Note should be signed by more than one party, the liability under this Note of each party shall be joint and several.  In addition, if Maker is a partnership, the liability under this Note of each general partner of Maker, and the liability of each general partner of a partnership which is itself a general partner of Maker, shall be joint and several.

MAKER:

MEADE INSTRUMENTS CORP.,

a Delaware corporation

By:	/s/Paul E. Ross
Paul E. Ross
Senior Vice President - Finance Chief Financial Officer

By:	/s/Steven G. Murdock
Steven G. Murdock
Chief Executive Officer